UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

VROOM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39315	90-1112566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Mercantile Dr.
Fort Worth, Texas		76137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (518) 535-9125

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2026, Vroom Automotive LLC (“Vroom Automotive”), a Delaware limited liability company and a subsidiary of Vroom, Inc. (the “Company”), holding intellectual property licenses and other financial assets, issued to SPE Holdings 2026-1, a Delaware statutory trust (“SPE Holdings”), 15,000 newly issued Series A preferred units (the “Series A Preferred Units”) and 7,500 newly issued Series B preferred units (the “Series B Preferred Units” and together with the Series A Preferred Units, the “Vroom Automotive Preferred Units”) for aggregate gross proceeds of $22,500,000. The Vroom Automotive Preferred Units are being issued pursuant to a Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”), dated as of January 16, 2026, by and among the Company, Vroom Automotive and SPE Holdings, and Vroom Automotive’s Second Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”), dated as of January 16, 2026, which amends and restates the existing LLC agreement and establishes the terms of the Vroom Automotive Preferred Units.

The Vroom Automotive Preferred Units will be entitled to receive a quarterly preferential distribution, equal to the liquidation preference of such Vroom Automotive Preferred Units multiplied by a variable distribution rate, which will reset on each quarterly distribution date in an amount equal to the ninety (90) day average of the Secured Overnight Financing Rate (SOFR) plus a spread of 8.25% for Series A Preferred Units and 9% for Series B Preferred Units. The Series B Preferred Units are convertible into common units of Vroom Automotive at the option of the Counterparty at any time. The Series A Preferred Units are not convertible.

Vroom Automotive expects to use the proceeds from the transaction for the Company’s general corporate purposes.

The foregoing descriptions of the Preferred Unit Purchase Agreement and the A&R LLC Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Preferred Unit Purchase Agreement and the A&R LLC Agreement, which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K (“Current Report”), respectively, and incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the benefits of and expected use of proceeds from the transaction discussed above, and the timing of the foregoing. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including that our Long-Term Strategic Plan may not be successful, and may not lead to growth and enhanced profitability. For other factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this Current Report. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Preferred Unit Purchase Agreement, dated as of January 16, 2026 by and among the Company, Vroom Automotive LLC and SPE Holdings 2026-1
10.2#	Second Amended and Restated Limited Liability Company Agreement of Vroom Automotive LLC, dated as of January 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain portions of this exhibit (indicated by "[***]") have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date:	January 20, 2026	By:	/s/ Jon Sandison
Name: Jonathan Sandison Title: Chief Financial Officer